                                                                    EXHIBIT 10.j


                   AMENDED AND RESTATED MANAGEMENT AGREEMENT
                   -----------------------------------------

                                by and between

                         MARRIOTT INTERNATIONAL, INC.
                         ----------------------------

                            as "Management Company"

                                      and

                  MARRIOTT DIVERSIFIED AMERICAN HOTELS, L.P.
                  ------------------------------------------

                                  as "Owner"


                           Dated as of June 30, 1993


OWNER HAS ASSIGNED ALL OF ITS RIGHTS UNDER THIS AGREEMENT PURSUANT TO, AND THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE SUBJECT TO AND HAVE BEEN MODIFIED BY, THAT CERTAIN AMENDED AND RESTATED ASSIGNMENT OF MANAGEMENT AGREEMENT DATED AS OF JUNE 30, 1993 BY AND AMONG THE PARTIES HERETO AND NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION.

                               TABLE OF CONTENTS
                               -----------------

Article I - Definition of Terms
-------------------------------

        1.01   Definition of Terms......................................   2

Article II - Appointment of Management Company
----------------------------------------------

        2.01   Appointment..............................................  15
        2.02   Delegation of Authority..................................  15
        2.03   Licenses and Permits.....................................  16
        2.04   Non-Discrimination.......................................  16

Article III - Ownership of the Hotels
-------------------------------------

        3.01   Ownership of Hotels......................................  18
        3.02   Compliance with Ground Lease.............................  18

Article IV - Term
-----------------

        4.01   Term.....................................................  20
        4.02   Performance Termination..................................  21
        4.03   Actions to be Taken on Termination.......................  22

Article V - Compensation of Management Company
----------------------------------------------

        5.01   Base Management Fee......................................  24
        5.02   Incentive Management Fee.................................  24
        5.03   Payment of Incentive Management Fee and Contingent
               Incentive Management Fees from Operating Profit..........  24
        5.04   Payment of Incentive Management Fee and Contingent
               Incentive Management Fees from Capital Proceeds..........  26
        5.05   Accounting and Interim Payment...........................  27

Article VI - Working Capital and Fixed Asset Supplies
-----------------------------------------------------

        6.01   Working Capital and Inventories..........................  29
        6.02   Fixed Asset Supplies.....................................  29

Article VII - Repairs, Maintenance and Replacements
---------------------------------------------------

        7.01   Routine Repairs and Maintenance..........................  30
        7.02   FF&E Reserves............................................  30
        7.03   Building Alterations, Improvements, Renewals, and
               Replacements.............................................  34
        7.04   Liens....................................................  36
        7.05   Ownership of Replacements................................  36

Article VIII - Bookkeeping and Bank Accounts
--------------------------------------------

        8.01   Books and Records........................................  37
        8.02   Accounts, Expenditures...................................  38
        8.03   Annual Operating Projection..............................  39
        8.04   Operating Losses; Credit.................................  39

Article IX - Trademarks, Trade Names and Service Marks
------------------------------------------------------

        9.01   Trademarks, Trade Names and Service Marks................  41
        9.02   Purchase of Inventories and Fixed Asset Supplies.........  42
        9.03   Breach of Covenant.......................................  42

Article X - Possession and Use of the Hotels
--------------------------------------------

       10.01   Ground Lease.............................................  43
       10.02   Management of the Hotels.................................  43
       10.03   Chain Services...........................................  44
       10.04   Owner's Right to Inspect.................................  45

Article XI - Insurance
----------------------

       11.01   Property and Operational Insurance.......................  46
       11.02   General Insurance Provisions.............................  47
       11.03   Cost and Expense.........................................  48
       11.04   Owner Provided Coverage..................................  49

Article XII - Taxes
--------------------

       12.01   Real Estate and Personal Property Taxes..................  50

Article XIII - Hotel Employees
-------------------------------

       13.01   Employees................................................  51

Article XIV - Damage, Condemnation and Force Majeure
----------------------------------------------------

       14.01   Damage and Repair........................................  53
       14.02   Condemnation.............................................  54
       14.03   Force Majeure............................................  54

Article XV - Defaults
---------------------

       15.01   Events of Default........................................  56
       15.02   Remedies.................................................  57

Article XVI - Waiver, Partial Invalidity and Other Matters
----------------------------------------------------------

       16.01   Waiver...................................................  60
       16.02   Partial Invalidity.......................................  60
       16.03   Estoppel Certificate.....................................  60

Article XVII - Assignment
-------------------------

       17.01   Assignment...............................................  61
       17.02   Mortgages and Collateral Assignments.....................  62

Article XVIII - Sale of Hotel or Hotels
---------------------------------------

       18.01   Right of First Negotiation or First Refusal..............  63
       18.02   Effect of Sale or Refinancing of a Hotel.................  64

Article XIX - Miscellaneous
---------------------------

       19.01   Right to Make Agreement..................................  67
       19.02   Consents.................................................  67
       19.03   Agency...................................................  67
       19.04   Applicable Law...........................................  68
       19.05   Recordation..............................................  68
       19.06   Headings.................................................  68
       19.07   Notices..................................................  68
       19.08   Limited Liability........................................  69
       19.09   Entire Agreement.........................................  69
       19.10   Binding Effect...........................................  70
       19.11   Compliance with Loan Documents...........................  70
       19.12   Effective Date...........................................  70

EXHIBIT A...............................................................  72

                   AMENDED AND RESTATED MANAGEMENT AGREEMENT
                   -----------------------------------------


     This Amended and Restated Management Agreement ("Agreement") is executed as of the 30th day of June, 1993, by MARRIOTT DIVERSIFIED AMERICAN HOTELS, L.P. ("Owner"), a Delaware limited partnership with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20058, and MARRIOTT INTERNATIONAL, INC., formerly known as Marriott Hotels, Inc. ("Management Company"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20058.

                                   RECITALS:

     A. Owner entered into an agreement (the "Purchase Agreement") to acquire six (6) Marriott full-service hotel properties (collectively, the "Hotels" or individually, a "Hotel," as more particularly described in Section 1.01 hereof) which are being operated as Marriott full-service hotel properties. Pursuant to the Purchase Agreement, Owner acquired fee title to five (5) parcels of real property and a leasehold interest in another parcel of real property (collectively, the "Sites" or individually, a "Site") described on Exhibit A attached to this Agreement and incorporated herein. Each Site is improved with a Marriott full-service hotel property. Each respective Site and the Hotel thereon are collectively referred to as a "Hotel," as more particularly described in
Section 1.01 hereof.

     B. Owner and Management Company entered into that certain Management Agreement dated as of February 7, 1990 (the "Prior Management Agreement") pursuant to which Management Company agreed to manage and operate the Hotels on the terms and conditions set forth therein.

     C. Owner and Management Company desire to amend and restate the Prior Management Agreement to set forth the terms and conditions on which Owner desires to have Management Company manage and operate the Hotels and Management Company is willing to perform such services for the account of Owner on the terms and conditions as so amended and restated.

     D. Management Company has represented that it possesses the resources necessary to fulfill its obligations under this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the Prior Management Agreement is hereby amended and restated as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS

     1.01  Definition of Terms
           -------------------

     The following terms when used in this Agreement shall have the meanings indicated:

     "Accounting Period" shall mean the four (4) week accounting periods having
      -----------------
the same beginning and ending dates as Management Company's four (4) week accounting periods, the first of which during any full Fiscal Year shall begin on the first Saturday of the Fiscal Year and shall end on the fourth following Friday. There shall be thirteen (13) consecutive four-week Accounting Periods in each full Fiscal Year, except that the last Accounting Period in a Fiscal Year may occasionally contain five (5) weeks when necessary to conform the accounting system to the calendar.

     "Additional Hotel Investments" shall mean any amounts expended by Owner,
      ----------------------------
after the purchase of the Hotels by Owner pursuant to the Purchase Agreement, for the following purposes:

     a) to fund the cost of any expansion or improvements, previously consented to by Management Company, of any Hotel;

     b) to fund the cost of any repairs or replacements under Section 14.01, with respect to any Hotel, which are not covered by insurance proceeds under
Section 11.01 A;

     c) to fund under Section 7.03A2 the cost of any building alterations and related expenses requested by Management Company; and,

     d) to fund any reasonable business needs (not including amounts funded under Section 7.02E) of Owner relating to the operation of one or more of the Hotels, as requested by or otherwise approved by Management Company (which approval shall not be unreasonably withheld.)

     "Additional Hotel Investment Loan" shall mean (i) any indebtedness incurred
      --------------------------------
by Owner to fund an Additional Hotel Investment or any refinancing thereof, provided that the terms of any such loan are commercially reasonable, plus (ii) expenses of up to one (1) percentage point of principal amount of any refinancing thereof

     "Agreement" shall have the meaning ascribed to it in the Preamble.
      ---------

     "Annual Operating Projection" shall have the meaning ascribed to it in
      ---------------------------
Section 8.03.

     "Assignment" shall have the meaning given that term on the signature page
      ----------
hereof.

     "Base Management Fee" shall mean the fee payable to Management Company as
      -------------------
provided in Section 5.01.

     "Building Estimate" shall have the meaning ascribed to it in Section 7.03A.
      -----------------

     "Capital Proceeds" shall mean Net Refinancing Proceeds and/or Net Sales
      ----------------
Proceeds.

     "Cash Flow Available for Incentive Management Fee" shall have the meaning
      ------------------------------------------------
ascribed to it in Section 5.03G.

     "Chain Services" shall have the meaning ascribed to it in Section 10.03.
      --------------

     "Consumer Price Index Adjustment" shall mean an increase by the percentage
      -------------------------------
by which the "Consumer Price Index for All Urban Consumers (CPI-U); U.S. City Average, 1982-84=100, All Items" (or appropriate substitute index if such index is no longer published) (the "CPI") for January of the Fiscal Year in question exceeds the CPI for January 1990.

     "Contingent Incentive Management Fees" shall have the meaning ascribed to
      ------------------------------------
it in Article V hereof.

     "Deductions" shall mean, for all Accounting Periods to date in each Fiscal
      ----------
Year, the total of the following Hotel-level expenses incurred by Management Company in operating Hotels:

     1. The cost of sales, including salaries, wages (including accruals for year-end bonuses to key management employees), fringe benefits, payroll taxes and other costs related to Hotel employees;

     2. Departmental expenses, administrative and general expenses and the cost of Hotel marketing, advertising and business promotion expenses, heat, light and power, and routine repairs, maintenance and minor alterations (to the extent neither required to be, nor actually funded out of, FF&E Reserves) treated as Deductions under Section 7.01;

     3.  Credit card and travel agent commissions;

     4. The cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotels;

     5. Bad debt expense (or reasonable reserves) for uncollectable accounts receivable as reasonably determined by Management Company;

     6. All reasonable costs and fees of independent accountants or other third parties who perform services required or permitted hereunder;

     7. The reasonable cost and expense of technical consultants and operational experts, including Affiliates of Management Company, retained by Management Company (or retained by Owner and approved by Management Company) for specialized services in connection with non-routine Hotel work or other specialized services not covered by the Base Management Fee;

     8.  The Base Management Fee provided by Section 5.01;

     9. The Hotel's pro rata share of costs and expenses incurred by Management Company in providing Chain Services;

     10. Insurance costs and expenses (including Hotel Retention or other deductibles) as provided in Article XI;

     11. Any amounts transferred into the FF&E Reserve as provided in Section 7.02B;

     12. Taxes, if any, payable by or assessed against Management Company related to this Agreement or to Management Company's operation of the Hotels (exclusive of Management Company's income taxes) and all Impositions;

     13. Rent payable under any telephone or equipment leases neither required to be funded nor actually funded out of an FF&E Reserve;

     14. Rent and other amounts payable under the parking garage lease with respect to the Fairview Park Hotel and all Ground Rent; and

     15. Such other costs and expenses as (a) are specifically provided for as Deductions elsewhere in this Agreement or (b) are otherwise reasonably necessary for the proper and efficient operation of the Hotels and which are customary and usual costs and expenses of the other Marriott full-service hotels owned, leased or managed by Management Company or another Marriott Affiliate in the United States.

     "Effective Date" shall mean February 8, 1990.
      --------------

     "FF&E" shall mean furniture, furnishings, fixtures, vehicles, carpeting
      ----
and equipment (including communications and computer systems), but shall not include Fixed Asset Supplies.

     "FF&E Replacements" shall have the meaning ascribed to it in Section 7.02A.
      -----------------

     "FF&E Replacement Estimate" shall have the meaning ascribed to it in
      -------------------------
Section 8.02D.

     "FF&E Reserves" shall have the meaning ascribed to it in Section 7.02A.
      -------------

     "Fiscal Year" shall mean Management Company's Fiscal Year which now
      -----------
ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall, for purposes of this Agreement, constitute a separate Fiscal Year. If Management Company's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the term of this Agreement or in any way reduce the applications of Operating Profit or other payments due hereunder.

     "Fixed Asset Supplies" shall mean supply items included within "Property
      --------------------
and Equipment" under the Uniform System of Accounts, including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or rooms.

     "Force Majeure" shall have the meaning ascribed to it in Section 14.03.
      -------------

     "Gross Revenues" shall mean, for all Accounting Periods to date in each
      --------------
Fiscal Year, all revenues and receipts of every kind derived from operating the Hotels and all departments and parts thereof (but not to include Purchase Price Adjustments (as defined in the Purchase Agreement)), including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental of rooms, meeting rooms and space of every kind; license, lease and concession fees and rentals (not including gross receipts of any licensees, lessees and concessionaires); income from food and beverage, and catering sales; income from vending, facsimile and copy machines; wholesale and retail sales of merchandise (except as otherwise provided in Section 7.02C hereof with respect to the sale of FF&E and except for wholesale sales of merchandise not generally related to the business of the Hotels), service charges, and proceeds, if any, from business interruption or other loss of income insurance, all determined in accordance with generally accepted accounting principles; provided, however, that Gross Revenues shall not include (i) gratuities to Hotel employees; (ii) federal, state or municipal excise, sales or use taxes or similar assessments or Impositions collected directly from patrons or guests or included as part of the sales price of any goods or services; (iii) Net Refinancing Proceeds or Net Sales Proceeds; (iv) proceeds from the sale of FF&E; (v) interest received or accrued with respect to the funds in the FF&E reserves, the other operating accounts of the Hotels or any accounts of Owner; or (vi) any cash refunds, cash rebates, cash discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof

     "Ground Lease" shall have the meaning ascribed to it in the definition of
      ------------
Ground Rent.

     "Ground Rent" shall mean, for all Accounting Periods to date in each Fiscal
      -----------
Year, the total rent and other amounts paid or accrued to the landlord by Owner pursuant to that certain Sublease entered into between The Redevelopment Agency of the City of Fullerton, California and Marriott dated as of March 19, 1987, as amended by that certain First Amendment to Sublease dated as of May 27, 1987, as assigned to Owner (the "Ground Lease"), for leasing of the land on which the Fullerton Hotel is located, as amended, renewed or replaced from time to time.

     "Hotel" or "Hotels" shall refer individually or collectively to the Hotel
      -----      ------
properties listed in Exhibit A hereto. The terms "Hotel" and/or "Hotels" incorporate not only the Site or Sites but also all easement or other appurtenant rights thereto, together with the buildings and all other improvements now or hereafter constructed thereon, and all FF&E and Fixed Asset Supplies installed or located therein.

     "Hotel Retention" shall mean the amount of any loss or reserve under
      ---------------
Management Company's, Marriott's or a Marriott Affiliate's blanket insurance or self-insurance programs which is allocated to a hotel, not to exceed the higher of (a) the maximum per occurrence limit reasonably established for similar hotels participating in such programs, or (b) if applicable, the insurance policy deductible on any loss which may fall within high hazard classifications as mandated by the insurer (e.g., earthquake, flood, windstorm on coastal properties). If the Hotel is not a participant under Management Company's, Marriott's or a Marriott Affiliate's blanket insurance or self-insurance programs, "Hotel

Retention" shall mean the amount of any loss or reserve allocated to the Hotel, not to exceed the insurance policy deductible.

     "Hotel Term" shall have the meaning ascribed to it in Section 4.01.
      ----------

     "Impositions" shall have the meaning ascribed to it in Section 12.01.
      -----------

     "Incentive Management Fee" shall mean an annual amount which equals twenty
      ------------------------
percent (20%) of Operating Profit in any Fiscal Year. Payment of the Incentive Management Fee to Management Company shall be subject to the provisions of
Article V hereof.

     "Initial Term" shall have the meaning ascribed to it in Section 4.01.
      ------------

     "Inventories" shall mean "Inventories" as defined in the Uniform System of
      -----------
Accounts, such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery, and other expensed supplies and similar items.

     "Lender" shall mean NationsBank of Georgia, National Association, formerly
      ------
known as The Citizens and Southern National Bank, and any successor thereto.

     "Loan Agreement" shall mean that certain agreement entered into between
      --------------
Owner and Lender regarding the Permanent Loan, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof

     "Management Company" shall have the meaning ascribed to it in the Preamble.
      ------------------

     "Marriott" shall mean Marriott Corporation, the corporate parent of
      --------
Management Company.

     "Marriott Affiliate" shall mean Marriott and any corporation of which
      ------------------
Marriott, either directly or indirectly through one or more intermediary corporations, owns over fifty percent (50%) of the voting stock or any partnership wherein Marriott, either directly or indirectly, through one or more intermediary corporations or other entities, owns or controls the general partnership interests and over fifty percent (50%) of the voting and economic partnership interests of such partnership.

         "Net Administrative Expenses" shall mean, with respect to any Fiscal
          ---------------------------
Year, an amount equal to the lesser of (i) the excess, if any, of (a) the aggregate amount of payments for, or reserves created for payment for, administrative expenses of Owner with respect to such Fiscal Year over (b) the actual amount of interest income received by Owner on funds held by Owner for working capital purposes (excluding interest on any funds held by Management Company, such as the FF&E Reserve and Working Capital hereunder) with respect to such Fiscal Year; or (ii) an amount equal to $50,000 for 1990 or, for each Fiscal Year after 1990, an amount equal to $50,000 increased by the CPI.

         "Net Refinancing Proceeds" shall mean the cumulative full amount
          ------------------------
disbursed (in one or more advances) under any loan or loans obtained by Owner (other than Additional Hotel Investment Loans), from time to time, to the extent and in the amount such disbursement or disbursements are not used for the following purposes: (i) the simultaneous repayment of other indebtedness of Owner, (ii) commercially reasonable transaction costs, and (iii) the payment of, or creation of reserves in the reasonable discretion of Owner for, reasonable and necessary expenditures of Owner, including (but not limited to) Owner's administrative expenses (such amount not to exceed $50,000 for 1990 or, for each Fiscal Year after 1990, such amount not to exceed $50,000 increased by the CPI) and Working Capital needs related to the Hotels.

         "Net Sales Proceeds" shall mean the cumulative net proceeds received by
          ------------------
Owner, from time to time, from any one or more of the following: (i) any Sale of a Hotel; (ii) the condemnation, eminent domain taking, casualty or other disposition of any of (or any portion of) the Hotels or the Sites; or (iii) the liquidation of Owner's property interest in the Hotels in connection with a dissolution of Owner. The phrase "net proceeds," as used in the foregoing sentence, shall mean the gross proceeds received from any of the foregoing to the extent and in the amount such gross proceeds are not used for the following purposes: (i) simultaneous repayment of any indebtedness secured by the Hotel or Hotels being sold (or the pro rata portion (according to allocation of the loan amount to such Hotel) of indebtedness secured by all of the Hotels) and all other indebtedness required to be repaid therefrom; (ii) commercially reasonable transaction costs and, in the case of a condemnation, eminent domain taking or casualty, all costs of repairing, restoring, replacing, and reconstructing a Hotel or any portion thereof; and (iii) the payment of, or creation of reserves in the reasonable discretion of Owner for, Owner s administrative expenses (such amount not to exceed $50,000 for 1990 or, for each Fiscal Year after 1990, such amount not to exceed $50,000 increased by the CPI) and Working Capital needs related to the remaining Hotels. The term "Net Sales Proceeds" shall not include proceeds from disposition of FF&E described in
Section 7.02C hereof

         "Operating Loss" shall mean, for all Accounting Periods to date in each
          --------------
Fiscal Year, the excess, if any, of Deductions over Gross Revenues.

         "Operating Profit" shall mean, for all Accounting Periods to date in
          ----------------
each Fiscal Year, the excess of Gross Revenues over Deductions and in no event less than zero.

         "Other Qualifying Debt" shall mean the sum of, without duplication, (i)
          ---------------------
Additional Hotel Investment Loans; (ii) indebtedness incurred to pay the Incentive Management Fee or any Contingent Incentive Management Fees and (iii) Replacement Debt with respect to each of the foregoing.

         "Other Qualifying Debt Service" shall mean, for all Accounting Periods
          -----------------------------
to date in each Fiscal Year, all interest and principal actually paid, accrued or payable with respect to outstanding Other Qualifying Debt plus all fees related thereto and all penalties related thereto and which are attributable to acts or omissions of Management Company.

         "Owner" shall mean Marriott Diversified American Hotels, L.P., and its
          -----
successors and assigns.

         "Owner's Contributed Capital" shall mean the sum of(a) the amount of
          ---------------------------
equity capital allocated to the Hotels, which amount is equal to $41,818,182, plus (b) the amount of Additional Hotel Investments (excluding those funded by an Additional Hotel Investment Loan) from time to time with respect to the Hotels.

         "Owner's Net Contributed Capital" shall mean the excess of(a) Owner's
          -------------------------------
Contributed Capital, over (b) cumulative retentions by Owner from Net Refinancing Proceeds and Net Sales Proceeds of the Owner's 15% Priority and Capital Return pursuant to Section 5.04(2), excluding retentions necessary to satisfy clause (a) of the definition of "Owner's 15% Priority and Capital Return".

         "Owner's 10% Priority Return" shall mean, for all Accounting Periods to
          ---------------------------
date in each Fiscal Year, an amount equal to an annual non-cumulative amount retained by Owner out of Operating Profit, as set forth in Section 5.03C hereof; equal to ten percent (10%) of the average daily balance outstanding of Owner's Contributed Capital for such Fiscal Year, subject to reduction upon sale of a Hotel and upon any Termination.

         "Owner's 15% Priority and Capital Return" shall mean, for all
          ---------------------------------------
Accounting Periods to date in each Fiscal Year, an amount equal to (a) the portion not yet retained by Owner from Operating Profit, Net Refinancing Proceeds or Net Sales Proceeds of a fifteen percent (15%) per annum cumulative non-compounded return on the average daily balance outstanding of Owner's Net Contributed Capital plus (b) one hundred percent (100%) of Owner's Net Contributed Capital.

         "Partner" or "Partners" shall mean a partner or partners in Owner.
          -------      --------

         "Partnership Agreement" shall mean the Amended and Restated Agreement
          ---------------------
of Limited Partnership of Owner dated February 7, 1990.

         "Permanent Loan" shall mean the loan in the original principal amount
          --------------
of One Hundred Twenty-Eight Million Dollars ($128,000,000) provided to Owner by Lender to finance a portion of the purchase price of the Hotels pursuant to the Purchase Agreement and to pay certain other amounts pursuant to the Loan Agreement, such as Lender's fees, title insurance, and mortgage and transfer taxes, as such loan may be restructured or otherwise modified from time to time.

         "Prime Rate" shall mean the prime rate of interest announced from time
          ----------
to time by Bankers Trust Company, New York, New York.

         "Purchase Agreement" shall have the meaning ascribed to it in the
          ------------------
Recitals.

         "Qualifying Debt Service" shall mean Qualifying Mortgage Debt Service
          -----------------------
and Other Qualifying Debt Service.

         "Qualifying Mortgage Debt" shall mean the sum of; without duplication,
          ------------------------
(i) the Permanent Loan, and (ii) Replacement Debt with respect thereto.

         "Qualifying Mortgage Debt Service" shall mean, for all Accounting
          --------------------------------
Periods to date in each Fiscal Year, all interest and principal actually paid, accrued or payable with respect to outstanding Qualifying Mortgage Debt plus all fees related thereto and all penalties attributable to acts or omissions of Management Company. In no event, however, shall "Qualifying Mortgage Debt Service" include, with respect to any such indebtedness: (i) any balloon payments; or (ii) voluntary prepayments on the Permanent Loan; or (iii) any payments or repayments of the portion of the principal or interest of any indebtedness which is incurred for the purpose of distributing the same to Partners of Owner; or (iv) in the case of Replacement Debt relating to the Permanent Loan, any amortization of net principal to the extent such amortization exceeds that which would have been amortized if a 20-year level 16-payment amortization schedule had been used (using as the constant a rate based on the actual fixed interest rate in the case of a fixed rate loan or a rate based on 300 basis points over the yield on Treasury notes with maturities comparable to the term of such loan in the case of a floating rate loan). The term "balloon payments," as used in this Agreement, shall mean any repayments or prepayments (whether voluntary or involuntary) of principal in any given Fiscal Year (regardless of whether the borrower is permitted or obligated to make the same) to the extent that any such repayments or prepayments exceed the principal amount, if any, that would have been payable during such Fiscal Year if the terms of such indebtedness had provided for level payments of principal and interest using a 20-year level payment amortization schedule (using as the constant the rate determined in clause (iv) above).

         "Renewal Terms " shall have the meaning ascribed to it in Section 4.01.
          -------------

         "Replacement Debt" shall mean that portion of any indebtedness Owner
          ----------------
incurs on commercially reasonable terms (i) to refinance part or all of the original principal amount of the Permanent Loan or part or all of the then outstanding balance of Other Qualifying Debt, plus (ii) to finance the reasonable transactions costs and loan origination fees of any refinancings in clause (i) above but not in excess of 1% of the principal amount of such refinancing.

         "Sale of a Hotel" or "Sale of the Hotels" shall mean any sale,
          ---------------      ------------------
assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of the fee simple title (or leasehold interest, as the case may be) to one or more of the Hotels.

         "Seller" shall mean Marriott and each other "Seller" under the Purchase
          ------
Agreement.

         "Site" or "Sites" shall refer individually or collectively to the
          ----      -----
parcels of land whose addresses are set forth on Exhibit A attached hereto and incorporated herein, including the land under the Fairview Park Hotel parking garage, if acquired by Owner.

         "Termination" shall mean the expiration or sooner cessation of this
          -----------
Agreement with respect to a specific Hotel or all the Hotels.

         "Uniform System of Accounts" shall mean the Uniform System of Accounts
          --------------------------
for Hotels, Eighth Revised Edition, 1986, as published by the Hotel Association of New York City, Inc.

         "Working Capital" shall mean funds which are reasonably necessary for
          ---------------
the day-today operation of the Hotels' business, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, receivables, payrolls, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

                               END OF ARTICLE I

                                  ARTICLE II

                       APPOINTMENT OF MANAGEMENT COMPANY
                       ---------------------------------

         2.01  Appointment
               -----------

         Owner hereby appoints and employs Management Company as Owner's exclusive agent to supervise, direct and control the management and operation of the Hotels for the term provided in Article IV. Management Company accepts said appointment and agrees to manage the Hotels as full-service Marriott hotels during their respective Hotel Terms and in accordance with the terms and conditions hereinafter set forth. The performance of all activities by Management Company hereunder shall be for the account of Owner. Management Company may not delegate its duties hereunder except to a Marriott Affiliate which satisfies the requirements of Section 17.01A1 hereof. Management Company represents and warrants that it possesses the resources necessary to fulfill its obligations under this Agreement. Marriott covenants that it and/or Marriott Affiliates will make available to Management Company any and all resources possessed by Marriott and/or Marriott Affiliates, but not otherwise possessed by Management Company, necessary for Management Company to fulfill its obligations hereunder.

         2.02  Delegation of Authority
               -----------------------

         The operations of the Hotels shall be under the exclusive supervision and control of Management Company which, except as otherwise specifically provided in this Agreement, shall be responsible for the proper and efficient operation of the Hotels. Except as otherwise provided herein, Management Company shall have discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of each Hotel, including, without limitation, charges for rooms and commercial space, credit policies, food and beverage services, employment policies, granting of concessions or leasing of shops and agencies within the Hotels, receipt, holding and disbursement of funds, maintenance of bank accounts, procurement of

Inventories, supplies and services, promotion and publicity and, generally, all activities necessary for operation of the Hotels.

         2.03  Licenses and Permits
               --------------------

         A. Management Company warrants to Owner that, to the best of its knowledge, there are no covenants or restrictions that would prohibit or limit Management Company from operating each Hotel as a Marriott full-service hotel, including cocktail lounges, restaurants and other facilities customarily a part of or related to a Marriott full-service hotel. Upon request by Management Company, Owner shall not unreasonably withhold the prompt signing, without charge, of any application for licenses, permits or other instruments necessary for operation of each Hotel as a Marriott full-service hotel.

         B. Management Company shall have the option to terminate this Agreement with respect to a given Hotel, at any time, upon one hundred twenty (120) days' written notice to Owner, in the event of a withdrawal or revocation, by any lawful governing body having jurisdiction thereof; of any material license or permit that materially affects the operation of the Hotel provided: (i) such withdrawal or revocation is not the fault of Management Company, but rather is due to circumstances beyond Management Company's reasonable control; (ii) all applicable appeals to higher governmental authorities regarding such withdrawal or revocation have been exhausted; (iii) Management Company has made every good faith, reasonable effort to obtain a substitute license or permit that would allow for the continued operation of such Hotel as a Marriott full-service hotel; and (iv) such revocation is not common with other full-service hotels in the same market area.

         2.04  Non-Discrimination
               ------------------

         The parties recognize that Management Company, Marriott and Marriott Affiliates either own or manage other hotels. Certain of these hotels, now or in the future, may be located within the general geographical area of one or more of the Hotels or otherwise may be competitive with one or more of the Hotels. Management Company, Marriott and

Marriott Affiliates shall ensure that no favoritism shall be accorded to such other hotels owned or managed by Management Company, Marriott, or a Marriott Affiliate on the basis of the ownership or management thereof and that, at all times during the term of this Agreement, Management Company, Marriott and Marriott Affiliates will operate the various hotels under its management, including the Hotels, in a non-discriminatory manner.

                               END OF ARTICLE II

                                  ARTICLE III

                            OWNERSHIP OF THE HOTELS
                            -----------------------

         3.01  Ownership of Hotels
               -------------------

         A. Owner hereby covenants that it holds and will keep and maintain good and marketable title to the respective fee or leasehold interests in each Hotel, free and clear of any and all liens, encumbrances or other charges, except as follows:

               1. Easements or other encumbrances (other than those described in subsections 2, 3 and 4 hereof) which do not adversely affect the operation of any Hotel by Management Company, including, without limitation, any encumbrances or other defects of title subject to which title was conveyed to Owner under the terms of the Purchase Agreement;

               2. Mortgages, deeds of trust or similar security instruments which contain a provision reasonably acceptable to Management Company's counsel that this Agreement will not be subject to forfeiture or Termination other than in accordance with the terms hereof; notwithstanding a default under such mortgage, deed of trust or security instrument; and which either (i) secure one of the following: (x) any indebtedness on which all or a portion of the payments constitute Qualifying Debt Service, or (y) debt incurred for distribution to the Partners of Owner, or (ii) secure any amount due under the Loan Agreement.

               3. Liens or taxes, assessments, levies or other public charges not yet due or which are being contested in good faith;

               4. Liens, encumbrances, or other charges resulting from Management Company's acts; and

               5.  The terms and conditions of the Ground Lease.

         B. Provided Management Company is not in monetary default under this Agreement, Owner shall pay and discharge, on or before the due date, any and all installments of principal and interest due and payable upon any mortgage, deed of trust or like instrument described in this Section (including, without limitation, any amounts owed under the Loan Agreement) and shall indemnify Management Company from and against all claims, litigation and damages arising from the failure to make such payments as and when required. Notwithstanding the foregoing, Owner shall not be required to indemnify Management Company for lost profits if the reason for failure to pay and discharge amounts due under any instrument described in this section is due to insufficient Operating Profits to make such payments.

         3.02  Compliance with Ground Lease
               ----------------------------

         A. Unless the contrary is otherwise permitted in this Agreement, Management Company shall take such actions and refrain from taking such actions, as shall be necessary for Owner to comply with the Ground Lease, and the Parking Garage Lease applicable to the Fairview Park Hotel listed in Exhibit A hereto, and shall make reasonable efforts to comply with other covenants, restrictions and declarations affecting the Hotels.

                              END OF ARTICLE III

                                  ARTICLE IV

                                     TERM
                                     ----

         4.01  Term
               ----

         A. The term of this Agreement shall be from the Effective Date to the expiration of the Hotel Term (as defined in subsection B below) for the last Hotel to which this Agreement applies.

         B. With respect to each Hotel, the "Hotel Term" shall consist of an "Initial Term" and the "Renewal Term(s)". The "Initial Term" shall begin on the Effective Date and shall continue until December 31, 2009. Each Hotel Term will automatically be extended and renewed (on the same terms and conditions contained herein, except as set forth in the final sentence of this Section 4.01B) for (i) each of four (4) successive periods of ten (10) Fiscal Years with regard to the Fullerton Hotel and (ii) for each of five (5) successive periods of ten (10) Fiscal Years with regard to the other five Hotels ("Renewal Terms"), provided that an "event of default" by Management Company has not occurred under
Section 15.01 hereof (or, if such an "event of default" has occurred, that it is being cured in accordance with the provisions of Section 15.01 or 15.02 hereof) unless Management Company, at its option, elects to terminate this Agreement as to any or all of the Hotels as set forth below. If Management Company elects to exercise such option to terminate this Agreement, as to one or more of the Hotels, on the expiration of the then current Hotel Term with respect to such Hotel or Hotels, Management Company shall give Owner written notice to that effect prior to the expiration of the then current Hotel Term with respect to such Hotel or Hotels. If Management Company elects to exercise such option, Management Company shall, unless sooner released by Owner, continue to manage such Hotel or Hotels until the earliest of: (i) the sale of such Hotel or Hotels, (ii) such time as Owner obtains a new manager therefor, or (iii) eighteen (18) months from the date of notice from Management Company exercising such option, but in all three cases not earlier than the expiration of the then current term. In the event Management Company elects to terminate as to one or more, but not all, of the Hotels, the adjustments described in subsections B through F of Section 18.02 shall be made to this Agreement.

         4.02  Performance Termination
               -----------------------

         A. Subject to the provisions of Section 4.02B below, Owner shall have the option to terminate this Agreement with respect to all of the Hotels if the sum of the Operating Profit for all of the Hotels during any period consisting of three (3) consecutive Fiscal Years during the term of this Agreement (not including any period of time before the expiration of the 1992 Fiscal Year) does not equal or exceed eight percent (8%) of the sum total for the same three (3) Fiscal Years of (i) the original total cost ($169,818,182) of the Hotels, as adjusted for any Termination, added once for each of such three (3) Fiscal Years, plus (ii) the weighted average outstanding balance of Additional Hotel Investments with respect to the Hotels, added once for each of such three (3) Fiscal Years. Solely for purposes of the foregoing calculation, the term "Operating Profit" shall include the aggregate amount of any payments pursuant to Section 4.02B with respect to such Fiscal Years, with all such payments being applied first to the earliest Fiscal Year for which Operating Profit did not equal eight percent (8%) of such sum total for such Fiscal Year and then being applied to each successive Fiscal Year until the full amount has been applied (but no more than an amount equal to eight percent (8%) of such sum total for a Fiscal Year shall be applied to such Fiscal Year). Such option to terminate shall be exercised by serving written notice thereof on Management Company no later than sixty (60) days after the receipt by Owner of the annual accounting under Section 8.01 hereof for such third consecutive Fiscal Year. Such notice shall state the basis on which Owner asserts the right of termination and shall show all mathematical calculations constituting the basis therefor. If Management Company does not elect to avoid termination pursuant to Section 4.02B below, this Agreement shall terminate as of the end of the second full Accounting Period following the date on which Management Company receives Owner's written notice of its intent to terminate this Agreement. Owner's failure to exercise its right to terminate this Agreement pursuant to this Section 4.02A during any given Fiscal Year shall not be deemed an estoppel or waiver of Owner's right to terminate this Agreement as to subsequent Fiscal Years to which this Section may apply.

         B.    Upon receipt of Owner's written notice of termination under
Section 4.02A, Management Company shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such termination by lending to Owner the amount of any deficiency described in Section 4.02A, and upon paying such deficiency, Management Company shall be deemed to have satisfied the test described in Section 4.02A for such three (3) year period. If Management Company exercises such option, then the foregoing Owner's election to terminate this Agreement under Section 4.02A shall be cancelled and be of no force or effect, and this Agreement shall not terminate. Such cancellation, however, shall not affect the right of Owner, as to subsequent Fiscal Years to which this Section 4.02 applies, to again elect to terminate this Agreement pursuant to the provisions of Section 4.02A (which subsequent election shall again be subject to Management Company's rights under this Section 4.02B). If Management Company does not exercise its option to make the loan permitted by this Section 4.02B, then this Agreement shall be terminated as of the date set forth in Section 4.02A.

         4.03  Actions to be Taken on Termination
               ----------------------------------

         Upon a Termination of this Agreement with respect to any one or more of the Hotels, the following shall be applicable:

         A. Management Company shall prepare a final accounting statement with respect to such Hotel or Hotels, as more particularly described in Section 8.01 hereof, dated as of the date of Termination. Within thirty (30) days of the receipt by Owner of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of a default by either party, in which case the defaulting party shall pay such cost.

         B. Management Company shall release and transfer to Owner any of Owners funds which are held or controlled by Management Company with respect to such Hotel or Hotels.

         C. Management Company shall make available to Owner such books, records and other documents respecting such Hotel or Hotels (including those from prior years, subject to Management Company's reasonable records retention policies) as will be needed by Owner to prepare the accounting statements, in accordance with the Uniform System of Accounts, for such Hotel or Hotels for the year in which the Termination occurs and for any subsequent year.

         D. Management Company shall (to the extent permitted by law) assign to Owner or to the new manager all operating licenses and permits for such Hotel or Hotels which have been issued in Management Company's name; provided that if Management Company has expended any of its own funds in the acquisition of any of such licenses or permits, Owner shall reimburse Management Company therefor if it has not done so already.

         E. Appropriate adjustments shall be made regarding the application of this Agreement to any remaining Hotels, such as, but not limited to, those adjustments described in Section 18.02. In the event of Termination for any reason other than a sale of such Hotel or Hotels or as a result of an "event of default" by Owner hereunder, the adjustments described in Section 18.02 shall be made with respect to the remaining Hotels, and Owner shall be released from all further obligations hereunder with respect to the terminated Hotel or Hotels.

         F. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 6.01, 9.02, 11.03 and 13.01C.

         G. Management Company shall peacefully vacate and surrender such Hotel or Hotels to Owner and cooperate with Owner and the new manager after the Termination

                               END OF ARTICLE IV

                                   ARTICLE V

                      COMPENSATION OF MANAGEMENT COMPANY
                      ----------------------------------

         5.01  Base Management Fee
               -------------------

         A. In consideration of services to be performed during the term of this Agreement, Management Company shall be paid an annual amount equal to three percent (3%) of Gross Revenues (the "Base Management Fee") to cover the Hotels' share of costs and expenses incurred by Management Company or its affiliated companies for services which benefit all other Marriott full-service hotels owned, leased or managed by Management Company or another Marriott Affiliate in the United States, are performed by personnel not normally located at the Hotels and are not Chain Services. Such services include executive supervision, consulting, planning, policy making, corporate finance, risk planning and insurance services, personnel and employee relations, in-house legal services, legislative and governmental representation, trademark protection, research and development, and the services of Management Company's technical, operational and marketing experts making periodic inspection and consultation visits to the Hotels but not the services of the personnel of the Architecture and Construction Division of Marriott or its affiliates providing architectural, technical or procurement services for the Hotel. Notwithstanding anything to the contrary contained herein, any payments to third parties for services covered by the Base Management Fee shall be borne by Management Company.

         5.02  Incentive Management Fee
               ------------------------

         In further consideration of the services to be performed during the term of this Agreement, an Incentive Management Fee in an annual amount equal to twenty percent (20%) of Operating Profit in each Fiscal Year shall be payable to Management Company as provided in Sections 5.03 and 5.04.

         5.03  Payment of Incentive Management Fee and Contingent Incentive
               ------------------------------------------------------------
Management Fees from Operating Profit
-------------------------------------

         The payment of the Incentive Management Fee with respect to each Fiscal Year (and with respect to each Accounting Period thereof) shall be payable out of Operating Profit in accordance with the following sequence of computations, and no Incentive Management Fee shall be deemed earned or accrued until sufficient Operating Profit is available for actual payment thereof:

         A. First, Owner shall retain any Operating Profit (to the extent of Operating Profit in that Fiscal Year) in amounts sufficient to pay the Qualifying Mortgage Debt Service for such Fiscal Year (which shall be prorated among the Accounting Periods within any given Fiscal Year).

         B. Second, beginning January 1, 1993, Owner shall retain any remaining Operating Profit in an amount sufficient to pay Net Administrative Expenses for such Fiscal Year.

         C. Third, Owner shall retain any remaining Operating Profit until Owner has retained an amount equal to Owner's 10% Priority Return (which shall be prorated among the Accounting Periods within any given Fiscal Year).

         D. Fourth, Owner shall retain any remaining Operating Profit in amounts sufficient to pay any remaining Other Qualifying Debt Service for such Fiscal Year (which shall be prorated among the Accounting Periods within any given Fiscal Year).

         E. Fifth, Owner shall retain any and all such additional amounts as Owner is required pursuant to the terms of the Permanent Loan to pay prior to payment of Incentive Management Fees and Contingent Incentive Management Fees hereunder.

         F. Sixth, Owner shall retain fifty percent (50%) of any remaining Operating Profit for such Fiscal Year (which shall be prorated among the Accounting Periods within any given Fiscal Year).

         G. Seventh, Owner shall apply the remaining fifty percent (50%) of Operating Profit for such Fiscal Year (or portion thereof) ("Cash Flow Available for Incentive Management Fee") to pay Management Company the Incentive Management Fee for the current Fiscal Year. In the event Cash Flow Available for Incentive Management Fee is insufficient to pay the full Incentive Management Fee for any Fiscal Year, such unpaid Incentive Management Fee shall be payable, without adjustment for interest, as a "Contingent Incentive Management Fee" pursuant to this Article V; provided, however, that the maximum amount of unpaid Incentive Management Fees that can become Contingent Incentive Management Fees during the period beginning on the Effective Date and ending on December 31, 1999 is Twelve Million Dollars ($12,000,000) on an aggregate, cumulative basis. Following application pursuant to the above to pay the Incentive Management Fee for the current year, Owner shall apply any remaining balance of Cash Flow Available for Incentive Management Fee to pay Management Company any Contingent Incentive Management Fees then owed to Management Company. Upon termination of this Agreement with respect to a Hotel or Hotels due to a default of Management Company, or if Management Company fails to renew the Hotel Term with respect to such Hotel or Hotels, or if this Agreement is terminated pursuant to Section 4.02, Management Company shall not be permitted to receive payment of any Contingent Incentive Management Fees with respect thereto.

         H. Eighth, following application pursuant to paragraph G above, Owner shall retain any remaining balance of Cash Flow Available for Incentive Management Fee.

         5.04  Payment of Incentive Management Fee and Contingent Incentive
               ------------------------------------------------------------
Management Fees from Capital Proceeds
-------------------------------------

         In the event that Owner, from time to time during the term of this Agreement, realizes Capital Proceeds, then Owner shall apply such Capital Proceeds (to the extent thereof) in the following order and amounts:

         (1) First, Owner shall retain Capital Proceeds until Owner has retained an amount equal to any unamortized balance under Section 7.02E3 hereof;

         (2) Second, Owner shall retain any remaining balance of such Capital Proceeds until Owner has retained from appropriate sources an amount equal to Owner's 15% Priority and Capital Return.

         (3) Third, Owner shall retain fifty percent (50%) of any remaining balance of Capital Proceeds.

         (4) Fourth, Owner shall apply up to a maximum of Six Million Dollars ($6,000,000) (on an aggregate, cumulative basis) of the remaining fifty percent (50%) of Capital Proceeds to pay to Management Company any Incentive Management Fees or Contingent Incentive Management Fees then owed to Management Company.

         (5)   Fifth, Owner shall retain any remaining balance of Capital
         Proceeds.

         5.05  Accounting and Interim Payment
               ------------------------------

         A. Within twenty (20) days after the close of each Accounting Period, Management Company shall submit an interim accounting to Owner showing, in reasonable detail, the amount (and calculation where appropriate) of Gross Revenues, Deductions, FF&E Reserve contributions and expenditures, Operating Profit and Cash Flow Allowable for Incentive Management Fee, and all retentions, distributions and other applications thereof with respect to the Hotels. Management Company shall transfer with each accounting any interim amounts due Owner and shall retain any interim management fees due Management Company (as described in this Article V). Each accounting will be prepared on a consolidated and consolidating basis.

         B. Calculations and payments of the Base Management Fee, the Incentive Management Fee, the Contingent Incentive Management Fees and applications of Operating Profit made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within seventy-five (75) days after the end of each Fiscal

Year, Management Company shall submit an accounting, as more fully described in
Section 8.01, for such Fiscal Year to Owner, which accounting shall be controlling over the interim accountings. Any adjustments required by the Fiscal Year accounting shall be made by cash payments within five (5) business days of the receipt by Owner of such final accounting. No adjustment shall be made for any Operating Loss in a preceding or subsequent Fiscal Year.

         C. Within twenty (20) days after the closing of a refinancing or a sale of one or more of the Hotels, Owner will provide Management Company an accounting showing Owner's 10% Priority Return and Owner's 15% Priority and Capital Return, Net Sales Proceeds, and Net Refinancing Proceeds (as the case may be).

         D. Within twenty (20) days after the close of each Accounting Period, Owner will provide Management Company an accounting showing Owner's 10% Priority Return and Net Contributed Capital.

         E. Notwithstanding anything to the contrary contained herein, Owner shall not be required to make any payment to Management Company if and to the extent payment thereof would violate Section 6.1 of the Loan Agreement, Section 2 of the Assignment or any similar provision of any other instrument relating to or securing the financing provided thereunder or any refinancing thereof.

                                END OF ARTICLE V

                                  ARTICLE VI

                    WORKING CAPITAL AND FIXED ASSET SUPPLIES
                    ----------------------------------------

         6.01     Working Capital and Inventories
                  -------------------------------

         Owner shall from time to time promptly advance, upon request of Management Company, any funds necessary to maintain Working Capital and Inventories at levels reasonably determined by Management Company to be necessary to satisfy the needs of each Hotel as its operation may from time to time require. Funds so advanced for Working Capital shall be utilized by Management Company on behalf of Owner for the purposes of this Agreement pursuant to cash-management policies established for the other Marriott full-service hotels owned, leased or managed by Management Company or another Marriott Affiliate in the United States, but Owner shall be the beneficial owner of all such funds throughout the term of this Agreement. Upon Termination with respect to any Hotel or Hotels, Management Company shall return to Owner any unused Working Capital (including Inventories), except for Inventories purchased by Management Company pursuant to Section 9.02.

         6.02     Fixed Asset Supplies
                  --------------------

         Owner shall from time to time promptly advance, upon request of Management Company, any funds necessary to maintain Fixed Asset Supplies at levels reasonably determined by Management Company to be necessary to satisfy the needs of each Hotel as its operation may from time to time require. Fixed Asset Supplies shall remain the property of Owner throughout the term of this Agreement except for Fixed Asset Supplies purchased by Management Company pursuant to Section 9.02.

                               END OF ARTICLE VI

                                  ARTICLE VII

                     REPAIRS, MAINTENANCE AND REPLACEMENTS
                     -------------------------------------

         7.01     Routine Repairs and Maintenance
                  -------------------------------

         Management Company shall maintain the Hotels in good repair and condition and in conformity with applicable laws and regulations and shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as it, from time to time, deems reasonably necessary for such purposes. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit. The cost of non-routine repairs and maintenance, either to a Hotel building or its FF&E, shall be paid for in the manner described in Sections 7.02 and 7.03.

         7.02     FF&E Reserves
                  -------------

         A. Management Company shall establish a separate escrow reserve account for each Hotel ("FF&E Reserve") to cover the cost of the following ("FF&E Replacements"):

                  1. Replacements and renewals related solely to the Hotels' FF&E (including communication systems and computer systems); and

                  2. Certain routine repairs and maintenance to the Hotels' buildings which are normally capitalized under generally accepted accounting principles, such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, buying or leasing replacement vehicles, and replacing folding walls and the like, but which are not major repairs, alterations, improvements, renewals or replacements to such building's structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, the cost of which are paid by Owner under Section 7.03 rather than from the FF&E Reserve. Subject to any reasonable limitations required by the Permanent Loan or Replacement Debt with respect thereto, the FF&E Reserve accounts shall be maintained in one or more banks, money market or similar interest-bearing accounts designated by Owner and approved by Management Company.

         B. All expenditures of funds initially deposited into the Dayton Hotel Reserve Account (together with any interest earned thereon) shall be subject to Owner's approval (not to be unreasonably withheld), except that Management Company may use such funds in 1993 or later in order to perform a major rooms renovation. Subject to the provisions of subsection E below, (i) with respect to each of the Fairview Park, Southfield, Livonia and Fullerton Hotels, during Fiscal Years 1993 and 1994, Management Company shall transfer into the FF&E Reserve an amount equal to three percent (3%) of Gross Revenues from such Hotels for each such Fiscal Year; during Fiscal Years 1995, 1996, 1997, 1998 and 1999, Management Company shall transfer into the FF&E Reserve an amount equal to four percent (4%) of Gross Revenues from such Hotels for each such Fiscal Year; and during Fiscal Year 2000 and each Fiscal Year thereafter, Management Company shall transfer into the FF&E Reserve an amount equal to four percent (4%) of Gross Revenues from such Hotels for each of such Fiscal Years; (ii) with respect to the Dayton Hotel, Management Company shall transfer into the FF&E Reserve with respect to such Hotel an annual amount equal to five percent (5%) of Gross Revenues from such Hotel in each Fiscal Year; and (iii) with respect to the Research Triangle Park Hotel, Management Company shall transfer into the FF&E Reserve with respect to such Hotel, an annual amount equal to four percent (4%) of Gross Revenues from such Hotel in Fiscal Years 1993, 1994, 1995, 1996 and 1997, and an annual amount equal to five percent (5%) of Gross Revenues from such Hotel in Fiscal Year 1998 and each Fiscal Year thereafter. Transfers into the FF&E Reserve shall be made at the time of each interim accounting described in Section 5.05A. All amounts transferred into the FF&E Reserve as required above shall be deducted from Gross Revenues in determining Operating Profit and deposited in the special FF&E Reserve account described in Section 7.02A hereof.

         C. Management Company shall from time to time make such FF&E Replacements as it deems necessary, up to the balance in each FF&E Reserve. No expenditures will be made in excess of said balance without the prior approval of Owner. At the end of each

Fiscal Year, any amounts remaining in each FF&E Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of a Hotel shall be deposited in the FF&E Reserve with regard to such Hotel. Each FF&E Reserve will be kept in an interest-bearing account, and any interest which accrues thereon shall be retained in such FF&E Reserve. Neither (i) proceeds from the disposition of FF&E, nor (ii) interest which accrues on amounts held in the FF&E Reserves, shall (a) result in any reduction in the required contributions to the FF&E Reserves set forth in subsection B above, nor (b) be included in Gross Revenues.

         D. Management Company shall prepare an estimate ("FF&E Replacement Estimate") of the expenditures (and time schedule) necessary for FF&E Replacements during the ensuing Fiscal Year and shall submit such FF&E Replacement Estimate to Owner at the same time it submits the Annual Operating Projection described in Section 8.03. Management Company will consider in good faith suggestions made by Owner with respect to the FF&E Replacement Estimate and make appropriate modifications thereto.

         E. The percentage contributions for the FF&E Reserve described in
Section 7.02B are estimates based upon Management Company's and Marriott Affiliates' prior experience. As each Hotel ages, these percentages either (i) may not be sufficient to keep the FF&E Reserve at the levels necessary to make the FF&E Replacements which are required to maintain such Hotels as Marriott full-service hotels or (ii) may be in excess of those amounts necessary to maintain such Hotels as Marriott full-service hotels. If Management Company reasonably determines that the percentages contained in Section 7.02B are in excess of the amounts sufficient to maintain the Hotels as Marriott full-service hotels, then Management Company may reduce the percentages. Management Company shall provide to Owner upon request from time to time a report, in reasonable detail, supporting the amount in the FF&E Reserve with respect to the Hotels and/or the percentages contained in Section 7.02B.

         If the FF&E Replacement Estimate reasonably prepared in good faith by Management Company exceeds the available funds in the FF&E Reserve or if Management Company reasonably determines that the percentages contained in
Section 7.02B are insufficient to maintain the Hotels as Marriott full-service hotels and Management Company requests Owner to increase the percentages, Owner will:

                  1. Agree to increase the annual percentage in Section 7.02B to provide the appropriate funds required, or

                  2. Arrange to obtain outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Deductions in determining Operating Profit, or

                  3. Provide the additional funds required, in which case such amounts (plus interest at the Prime Rate plus one percent (1%) per annum) shall be retained by Owner from Gross Revenues as if it were a repayment on an interest bearing loan in equal installments over the period of the next sixty-five (65) Accounting Periods. Such periodic amounts shall be treated as Deductions.

         A failure or refusal by Owner to agree to either 1, 2 or 3 above within a sixty (60) day period after Management Company's request therefor shall entitle Management Company, within sixty (60) days after such failure or refusal, to notify Owner that it will terminate this Agreement, as to those Hotels as to which agreement was not reached, as of a date nine (9) months after the date of Management Company's notice of termination. If Owner subsequently does either 1, 2 or 3 above within eight (8) months after Management Company notifies Owner of its intention to terminate this Agreement, this Agreement shall not be terminated and Management Company shall continue to manage the Hotels in question. If Management Company does not so notify Owner, it shall continue to manage the Hotels in question, as provided under this Agreement, without the aforesaid increase in the percentage contribution to the FF&E Reserve.

         F. Upon Termination of this Agreement with respect to any one or more of the Hotels, whether pursuant to 7.02E above or pursuant to other provisions of this Agreement, the FF&E Reserve with respect to such Hotel or Hotels shall be paid to Owner.

         G. With the exception of any furniture or equipment leases which are in effect on the Effective Date and with the exception of telephone equipment, if Management Company elects to lease rather than purchase any FF&E which is customarily purchased for the other Marriott full-service hotels owned, leased or managed by Management Company or another Marriott Affiliate in the United States with monies from an FF&E Reserve, the lease payments for such FF&E shall be made from the FF&E Reserves.

         7.03     Building Alterations, Improvements, Renewals, and Replacements
                  --------------------------------------------------------------

         A. Management Company shall prepare an annual estimate of the expenses for necessary major repairs, alterations, improvements, renewals and replacements (which repairs, alterations, improvements, renewals and replacements are not among those referred to in Section 7.02A2 and are not expansions) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of each Hotel building ("Building Estimate") and shall submit such Building Estimate to Owner for its approval at the same time the Annual Operating Projection is submitted. The Building Estimate shall be prepared on a consolidated basis showing proposed expenditures as to each Hotel. Management Company shall not make any expenditures for such purposes until the Building Estimate is approved by Owner; provided that if major repairs, alterations, improvements, renewals or replacements to any Hotel are required by reason of any law, ordinance, regulation or order of a competent government authority (after exhausting any appeals) or are otherwise required for the continued safe and orderly operation of such Hotel, Management Company shall immediately give Owner notice thereof and shall be authorized (but not obligated) to take appropriate remedial action without such approval if (i) the cost of such remedial action does not exceed three percent (3%) of such Hotel's Gross Revenues for the previous Fiscal Year; or (ii) failure to take such remedial action immediately would result, in the reasonable opinion of Management Company, in a clear and present danger to the health or safety of guests or employees of such Hotel; or
(iii) Owner does not disapprove Management Company's written request to take such remedial action within five (5) business days after receipt of such request. Owner shall bear the cost of all such alterations, improvements, renewals or replacements by either:

         1. Providing financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Additional Hotel Investment Loans and be included in Qualifying Debt Service, or

         2. Providing the additional funds required, which amounts shall be treated as Additional Hotel Investments hereunder.

         B. If Owner does not approve the Building Estimate as to one or more or all of the Hotels within sixty (60) days after it has been submitted, Management Company may, within sixty (60) days after the end of said sixty (60) day period, notify Owner that it will terminate this Agreement as to those Hotels as to which agreement was not reached as of a date nine (9) months after the date of Management Company's notice of termination. If Owner subsequently approves the Building Estimate within eight (8) months after Management Company notifies Owner of its intention to terminate this Agreement, this Agreement shall not be terminated and Management Company shall continue to manage the Hotels in question. If Management Company does not so notify Owner, it shall continue to manage the Hotels in question, as provided under this Agreement, without making any expenditures in the Building Estimate that were not approved. The provisions of this subsection 7.03B shall not apply to requests from Management Company to expand any Hotel.

         7.04     Liens
                  -----

Management Company and Owner shall use their reasonable best efforts to prevent any liens from being filed against any Hotel which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to such Hotel. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

         7.05     Ownership of Replacements
                  -------------------------

         All repairs, alterations, improvements, renewals or replacements made pursuant to Article VII, and all amounts kept in the FF&E Reserve, shall be the property of Owner.

                              END OF ARTICLE VII

                                 ARTICLE VIII

                         BOOKKEEPING AND BANK ACCOUNTS
                         -----------------------------

         8.01  Books and Records
               -----------------

         Books of control and account shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts, with the exceptions provided in this Agreement. Owner may at reasonable intervals during Management Company's normal business hours examine such records. Within seventy-five (75) days after the end of each Fiscal Year, Management Company shall furnish Owner a statement in reasonable detail summarizing the operations of the Hotels for such Fiscal Year and a certificate of Management Company's chief accounting officer certifying that such year-end statement is true and correct. The parties shall, within five (5) business days after the receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such statement or send a notice of dispute setting forth the disputed matters in reasonable detail. If Owner desires, at its own expense, to audit such statement and supporting records, Owner shall begin such audit within ninety (90) days following its receipt of such statement and shall complete such audit within ninety (90) days thereafter. The cost of such audit shall not be treated as a Deduction. If Owner does not make an audit, then such statement shall be deemed to be conclusively accepted by Owner as being correct, and Owner shall have no right thereafter, except in the event of fraud by Management Company or as provided in Section 8.01B, to question or examine the same. If any audit by Owner discloses an understatement of any amounts due Owner, Management Company shall promptly pay Owner such amounts found to be due, plus interest thereon (at the Prime Rate plus one percentage point (1%) per annum) from the date such amounts should originally have been paid. If, however, the audit discloses that Management Company has not received any amounts due it, Owner shall pay Management Company such amounts, plus interest thereon (at the Prime Rate plus one percentage point (1%) per annum) from the date such amounts should originally have been paid. Any dispute concerning the correctness of an audit shall be settled by arbitration, in accordance with the then current rules of the American Arbitration Association.

         B. If Owner's audit discloses an error in the total payment of amounts due Owner for any Fiscal Year so audited that is in excess of five percent (5%), Management Company shall pay for the cost of Owner's audit. In addition, in such event, Owner may audit the statements of Hotel operations and supporting records at Management Company's expense for the three (3) preceding Fiscal Years. The costs of such audits shall not be treated as a Deduction. Any error or dispute with respect thereto shall be handled as set forth in Section 8.01A.

         C. All statements shall be prepared on a consolidated basis and on an individual Hotel basis.

         8.02     Accounts Expenditures
                  ---------------------

         A. All funds derived from operation of the Hotels shall be deposited by Management Company, in accordance with Management Company's cash management procedures, in bank account(s) in a financial institution(s) designated by Management Company and reasonably approved by Owner. Withdrawals from said account(s) shall be made by representatives of Management Company whose signatures have been authorized. Reasonable petty cash funds shall be maintained at each Hotel.

         B. All payments made by Management Company hereunder shall be made from authorized bank accounts, petty cash funds, or from Working Capital provided pursuant to Section 6.01. Management Company shall not be required to make any advance or payment to or for the account of Owner except out of such funds, and Management Company shall not be obligated to incur any liability or obligation for Owner's account without assurances that necessary funds for the discharge thereof will be provided by Owner. Debts and liabilities incurred by Management Company as a result of its operation and management of the Hotels pursuant to the terms hereof, whether asserted before or after the Termination of this Agreement, will be paid by Owner to the extent funds are not available for that purpose from the operation of the Hotels.

         8.03     Annual Operating Projection
                  ---------------------------

         Management Company shall submit to Owner for its review fifteen (15) days after the beginning of each Fiscal Year after the Effective Date an "Annual Operating Projection." Such projection shall project, on a consolidated and consolidating basis, the estimated average daily room rates, average occupancies, Gross Revenues, room revenues, departmental profits, Ground Rent, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Hotels, taking into account each Hotel's market area, and shall include such other information, excluding proprietary information of Management Company and Marriott Affiliates, as Owner reasonably may request. Management Company shall use its reasonable best efforts to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable, and Management Company shall be entitled to depart therefrom due to causes of the foregoing nature.

         8.04     Operating Losses; Credit
                  ------------------------

         A. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such deficiency shall be provided by Owner within twenty (20) days after Management Company has given written notice to Owner of such Operating Loss. If Management Company elects not to so notify Owner or if Owner does not so fund such deficiency on Management Company's request (but, in such latter case, without affecting Management Company's other remedies under this Agreement), Management Company shall have the right to withhold an amount equal to such deficiency from future disbursements of funds otherwise due to Owner.

          B. In no event shall either party borrow money in the name of or pledge the credit of the other.

                              END OF ARTICLE VIII

                                  ARTICLE TX

                   TRADEMARKS, TRADE NAMES AND SERVICE MARKS
                   -----------------------------------------

         9.01  Trademarks, Trade Names and Service Marks
               -----------------------------------------

         A. During the term of this Agreement, each Hotel shall be known as a Marriott full-service hotel, with such additional identification as may be necessary to provide local identification. The name "Marriott" when used alone or in connection with another word or words and the Marriott trademarks, service marks, trade names, symbols, logos and designs shall in all events remain the exclusive property of Marriott, and nothing contained herein shall confer on Owner the right to use the Marriott name, trademarks, service marks, trade names, symbols, logos or designs otherwise than in strict accordance with the terms of this Agreement. Except as provided in Section 9.02, upon Termination with respect to a Hotel, any use of or right to use the Marriott name, trademarks, service marks, trade names, symbols, logos or designs by Owner shall cease forthwith with respect to such Hotel and Owner shall as soon as practicable remove from the Hotel any signs or similar items which contain the Marriott name, trademarks, service marks, trade names, symbols, logos or designs. If Owner has not removed such signs or similar items promptly upon Termination, Management Company shall have the right to remain at the Hotel as long as is necessary for it to do so.

         B. Included under the terms of this Section are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Hotels, whether or not the marks contain the "Marriott" name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Marriott Affiliates or Management Company, and the use thereof inures to the benefit of Marriott and/or Management Company whether or not the same are registered and regardless of the source of the same.

         C. Upon Termination of this Agreement with respect to a Hotel, if there are any trademarks, service marks, trade names, symbols, logos or designs which are unique to such Hotel, Management Company shall, to the extent it is capable, transfer such name(s) to Owner, without charge other than any out-of-pocket expenses.

         9.02  Purchase of Inventories and Fixed Asset Supplies
               ------------------------------------------------

         A. Upon Termination of this Agreement, either in its entirety or with respect to a given Hotel, Management Company shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then book value, (and remove from the Hotel at its expense within a reasonable time thereafter) any items of such Hotel's Inventories and Fixed Asset Supplies as may be marked with the Marriott name or any Marriott trademark, trade name, symbol, logo or design. In the event Management Company does not exercise such option, Owner agrees that it will use any such items not so purchased exclusively in connection with the Hotel until they are consumed.

         B. During the term of this Agreement, for so long as Owner is known as Marriott Diversified American Hotels, L.P. (or any other name containing the word "Marriott"), Owner may use such name to the extent necessary on its legal and business documents. Upon Termination of this Agreement as to all of the Hotels, Owner shall promptly take all necessary steps so that its name no longer contains the word "Marriott".

         9.03  Breach of Covenant
               ------------------

         Management Company and/or its affiliated companies shall be entitled, in case of any breach of the covenants of Article IX by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law. Article IX shall survive Termination.


                                END OF ARTICLE IX

                                   ARTICLE X

                       POSSESSION AND USE OF THE HOTELS
                       --------------------------------

         10.01  Ground Lease
                ------------

         So long as Management Company is not wrongfully withholding any money from Owner and so long as no other monetary event of default has occurred and is continuing, Owner agrees to promptly pay and discharge (i) any and all rental due and owing pursuant to the Ground Lease and the Fairview Park Hotel parking garage lease and (ii) any payments and charges required to be paid thereunder and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure Management Company's operation of the Fairview Park Hotel and the Fullerton Hotel subject to Ground Lease or the Fairview Park parking garage lease as provided herein. If Owner fails to make a payment under the Ground Lease beyond the due date, Management Company has the right, but not the obligation, to pay such amount to the landlord, but such amount shall not be treated as a loan or advance.

         10.02  Management of the Hotels
                ------------------------

         A. Management Company shall manage each Hotel under standards comparable to those prevailing with respect to the other Marriott full-service hotels owned, leased or managed by Management Company or another Marriott Affiliate in the United States, including all activities in connection therewith which are customary and usual to such an operation.

         B. Unless specifically approved in writing by Owner in its sole and absolute discretion, no gaming or gambling shall be permitted in the Hotels other than occasional use thereof for such purposes on a not-for-profit basis and in compliance with all applicable laws.

         C. In connection with the Fairview Park Hotel, Management Company shall abide by the Operating Covenant and the Use Covenant (as such terms are defined in that certain Covenant and Restriction Agreement dated as of April 30, 1986 that is applicable to such Hotel).

         10.03  Chain Services
                --------------

         Management Company will, during the term of this Agreement, cause to be furnished to each Hotel certain services ("Chain Services") which are furnished generally on a central or regional basis to other Marriott full-service hotels owned, leased or managed by Management Company or another Marriott Affiliate in the United States and which benefit each hotel as a participant in such Marriott full-service hotel system. Chain Services shall include: (i) development and operation of computer systems; (ii) national sales office services; central training services, manpower development and management personnel relocation; central advertising and promotion (including direct and image media and advertising administration); the Marriott National reservations system and the Marriott computer payroll and accounting services; and (iii) such additional central or regional services as may from time to time be furnished for the benefit of all other Marriott full-service hotels owned, leased or managed by Management Company or another Marriott Affiliate in the United States or in substitution for services now performed at individual hotels which may be more efficiently performed on a group basis. Chain Services do not include services provided pursuant to the Base Management Fee. Costs and expenses incurred in the providing of such services shall be allocated on a fair and equitable, non-discriminatory basis among all Marriott full-service hotels owned, leased or managed by Management Company and its affiliates in the United States receiving the same. In lieu of the method of allocation set forth in this Section 10.03, Management Company may, from time-to-time, modify, amend or change such method if, in its reasonable judgment, to do so would result in a fairer and more equitable allocation method.

         10.04  Owner's Right to Inspect
                ------------------------

         Owner or its agents shall have access to any Hotel at any and all reasonable times for the purpose of protecting the same against fire or other casualty, prevention of damage to the Hotels, inspection, making repairs, or showing such Hotels to prospective purchasers, tenants or mortgagees.

                               END OF ARTICLE X

                                  ARTICLE XI

                                   INSURANCE

         11.01  Property and Operational Insurance
                ----------------------------------
         Management Company shall, commencing with the Effective Date and thereafter during the term of this Agreement, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, either with insurance companies of recognized responsibility or by legally qualifying itself as a self insurer in the state where the respective Hotel is located, a minimum of the insurance identified below.

         A. Property insurance on each Hotel building(s) and contents against loss or damage by all perils covered by "all risk" (as such term is commonly used in the insurance industry, excluding earthquake and flood) coverage in an amount not less than one hundred percent (100%) of the replacement cost thereof except that if such 100% replacement cost coverage is not available on commercially reasonable terms and rates, then such insurance shall be in an amount not less than ninety-five percent (95%) of the replacement cost of the Hotel;

         B. Should a Hotel be located in a zone identified by the Federal Emergency Management Agency as a flood hazard area, flood insurance shall be maintained in an amount not less than the maximum limit available under the National Flood Insurance Program if required by the lender(s) holding a first mortgage on said Hotel.

         C. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers, to the extent applicable to each Hotel;

         D. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 11.01A and C for Management Company's established period (but not less than one (1) year after the occurrence) of a type and in amounts as are generally established by Management Company at other Marriott full-service hotels it or Marriott Affiliates own, lease or manage under the Marriott name in the United States;

         E. General liability insurance against claims for personal injury, death or property damage occurring on, in, or about any Hotel, and automobile liability insurance on vehicles operated in conjunction with any Hotel, with a combined single limit for each occurrence of not less than One Hundred Million Dollars ($100,000,000);

         F. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Management Company's employees at the Hotel;

         G. Fidelity bonds, with reasonable limits to be determined by Management Company, covering its employees in job classifications normally bonded in other Marriott full-service hotels it, or its Affiliates, own, lease or manage under the Marriott name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Management Company and Owner mutually agree it is necessary for any Hotel; and

         H. As respects the Fullerton Hotel, earthquake insurance shall be carried to the extent such insurance is maintained by the Management Company, in its good faith business judgment, under its blanket earthquake program for participating properties owned, leased, or managed by the Management Company or its Affiliates in California.

         I. Such other insurance in amounts as Management Company in its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of any Hotel or as reasonably required by Owner's lender(s) holding a first mortgage on any Hotel, subject to Management Company's reasonable approval.

         11.02  General Insurance Provisions
                ----------------------------

         A. All insurance described in Section 11.01 may be obtained by Management Company by endorsement or equivalent means under its, Marriott's, or a Marriott Affiliate's blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein.

         B. Management Company may self insure or otherwise retain such risks or portions thereof as it does with respect to other Marriott full-service hotels it or Marriott Affiliates own, lease or manage under the Marriott name in the United States.

         C. All policies of insurance required under Section 11.01 shall be carried in the name of Management Company. The policies required under Sections 11.01A, B, C, D and E shall include the Owner as an additional insured. Upon notice by the Owner, Management Company shall also have the policies required under Sections 11.01A, B, C, D and E include any mortgagee or lender of the Hotels as mortgagee, loss-payee or additional insured. Subject to the rights of any such Lender, any property losses thereunder shall be payable to the insured parties as and to the extent their respective interests may appear. Any mortgage on any Hotel shall contain provisions to the effect that, in the absence of a default thereunder, proceeds of the insurance policies required to be carried under Section 11.01A, B and C shall be available for repair and restoration of the Hotel.

         D.     All policies and certificates of insurance provided for under
Article XI shall, to the extent obtainable, state that the insurance shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to the policy holder and all certificate holders.

         E. Management Company shall deliver to Owner certificates of insurance with respect to all policies so procured, including existing, additional and renewed policies, and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof prior to the respective dates of expiration.

         11.03  Cost and Expense
                ----------------

         Insurance premiums and any costs or expenses with respect to the insurance or self-insurance required under this Article XI, including any Hotel Retention, shall be treated as Deductions. Such premiums and costs shall be allocated on an equitable basis to the Hotels participating under Management Company's, Marriott's or a Marriott

Affiliate's blanket insurance or self-insurance programs. Any reserves, losses, costs or expenses which are uninsured shall be treated as a cost of insurance and shall be Deductions. Premiums on policies for more than one year shall be charged pro rata against Gross Revenues as a Deduction over the period of the policies. Upon Termination, either of this entire Agreement or with respect to a given Hotel, an escrow fund in an amount reasonably acceptable to Management Company and Owner shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any Hotel Retention and all other costs which will eventually have to be paid by Management Company with respect to pending or contingent claims, including those which arise after Termination for causes arising during the term of this Agreement.

         11.04  Owner Provided Coverage
                -----------------------

         Notwithstanding anything to the contrary contained in this Article XI, Owner may, at its option, with sixty (60) days advance written notice to Management Company, procure the insurance coverages required under subsections A, B, C, and D of Section 11.01 hereof, the premiums for which are to be treated as a Deduction. However, if the costs of such insurance procured by Owner exceeds the cost of Management Company's insurance by ten percent (10%) for comparable coverages, all excess costs over such 10% threshold shall be the sole responsibility of Owner and not be a Deduction in computing Operating Profit. Should Owner exercise its option to provide such insurance, Owner hereby waives its rights of recovery from Management Company, its affiliates, directors and employees for loss or damage to the Hotel, and any resultant interruption of business, to the extent covered by the insurance provided herein.

                               END OF ARTICLE XI

                                   ARTICLE XII

                                     TAXES
                                     -----

         12.01  Real Estate and Personal Property Taxes
                ---------------------------------------

         All real estate and personal property taxes, levies, assessments and similar charges on or relating to each Hotel ("Impositions") during each Hotel Term shall be paid by Management Company on behalf of Owner from Gross Revenues before any fine, penalty, or interest is added thereto or lien placed upon the Hotel or this Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Accruals of any such payments shall be a Deduction in determining Operating Profit. Owner shall, within five (5) days of receipt, furnish Management Company with copies of official tax bills and assessments which it may receive with respect to any of the Hotels. Either Owner or Management Company, with Owner's consent, not to be unreasonably withheld, (in which case Owner agrees to sign the required applications and otherwise cooperate with Management Company in expediting the matter) may initiate proceedings to contest any Imposition, and all reasonable costs of any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit.

                              END OF ARTICLE XII

                                 ARTICLE XIII

                                HOTEL EMPLOYEES
                                ---------------

         13.01  Employees
                ---------

         A. All personnel employed at each Hotel shall at all times be the employees of Management Company, Marriott, or a Marriott Affiliate. Management Company shall have absolute discretion to hire, promote, supervise, direct, move and train all employees at the Hotels, to fix their compensation and, generally, establish and maintain all policies relating to employment.

         B. Management Company shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting each Hotel in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Owner and Management Company except in accordance with usual practices of the hotel and travel industry.

         C. At Termination with respect to a given Hotel, other than a Termination (i) by reason of a default of Management Company hereunder, or (ii) at Management Company's option (except as a result of a default by Owner), provided that the expiration of a given Hotel Term under Section 4.01 shall not be deemed "at Management Company's option" for purposes of this Section 13.01, an escrow fund shall be established from Operating Profit to reimburse Management Company for all costs and expenses incurred by Management Company terminating its employees at the Hotel in accordance with its standard policies, such as severance pay, unemployment compensation and other employee liability costs arising out of the termination of employment of Management Company's employees at such Hotel. Transfer costs shall not be included.

         D. Neither Owner nor Management Company shall effect a Termination of this Agreement without allowing sufficient time for Management Company to comply with notice requirements of federal and state laws and regulations regarding the closing of a business or termination of employees. Management Company shall comply with notice requirements of federal and state laws and regulations regarding the closing of a business or termination of employees.

                              END OF ARTICLE XIII

                                  ARTICLE XIV

                    DAMAGE, CONDEMNATION AND FORCE MAJEURE
                    --------------------------------------

         14.01  Damage and Repair
                -----------------

         A. If, during the term hereof, any of the Hotels is damaged or destroyed by fire, casualty or other cause, Owner shall, at its cost and expense and with all reasonable diligence, repair or replace the damaged or destroyed portion of such Hotel to the same condition as existed previously. To the extent available, proceeds from the insurance described in Section 11.01 shall be applied to such repairs or replacements. However, Owner shall not be obligated to so repair or replace the damaged or destroyed portion of such Hotel if one or more of the following is true: (i) the Hotel is so badly damaged or destroyed that it cannot reasonably be repaired or replaced within one (1) year of the date of the casualty or such later date as is covered by business interruption insurance described under Article XI; (ii) the proceeds of insurance available for such repair or replacement are less than ninety-five percent (95%) of the estimated repair and replacement costs; or (iii) the uninsured loss is greater than $50,000, the remainder of the Hotel Term with respect to such Hotel is less than ten (10) years, and Management Company fails to agree to extend such Hotel Term to a date which is at least ten (10) years after the estimated date of the completion of such repair and/or replacement. If Owner elects not to repair or replace said damaged portion of such hotel for one or more of the foregoing reasons, it shall so notify Management Company by written notice within ninety
(90) days after the date of the casualty. If Owner does not so notify Management Company, Owner shall promptly commence and complete the repairing, rebuilding or replacement of the same so that the Hotel shall be substantially the same as it was prior to such damage or destruction.

         B. In the event damage or destruction to any Hotel from any cause materially and adversely affects the operation of such Hotel and Owner notifies Management Company pursuant to the provisions of Section 14.01A above that Owner will not repair or replace such damage for one or more of the reasons set forth in Section 14.01A, Management

Company may, at its option, terminate this Agreement with respect to such Hotel within sixty (60) days after such notice.

         C. Subject to the provisions of Section 14.01B, if(i) damage to any Hotel is in excess of the amount of insurance proceeds plus amounts made available by Management Company or Marriott Affiliates, or (ii) the conditions of Section 14.01A(i) or (iii) are met, Owner may terminate this Agreement with respect to such Hotel upon sixty (60) days' written notice.

         14.02  Condemnation
                ------------

         A. In the event all or substantially all of any Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Hotel shall be so taken, but the result is that it is unreasonable to continue to operate such Hotel, this Agreement shall terminate with respect to such Hotel. Owner and Management Company shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled.

         B. In the event a portion of any Hotel shall be taken by the events described in Section 14.02A, or the entire Hotel is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate such Hotel, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render such Hotel equivalent to its condition prior to such event shall be used for such purpose. Any balance of the condemnation award, to the extent resulting in Net Sales Proceeds, shall be retained and applied pursuant to Section 5.04.

         14.03  Force Majeure
                -------------

         A. If acts of God, acts of war, civil disturbance, governmental action, strikes or other organized labor disputes, vendor delays or fires (collectively herein referred to as "Force Majeure") shall make it impractical for either Owner or Management Company to perform any of its respective obligations hereunder, such obligation shall be suspended until it is again possible for the affected party to perform it. In addition, if such an event, in Management Company's or Owner's reasonable judgment, makes continued operation of an Hotel impractical for more than a reasonably temporary period, then management Company or Owner may terminate this Agreement as to such Hotel on sixty (60) days written notice to the other.

         B. The provisions of Section 14.03A shall not apply to the specific provisions of this Agreement regarding (i) damage or destruction, (ii) condemnation, and (iii) withdrawal or revocation of licenses or permits.

                              END OF ARTICLE XIV

                                  ARTICLE XV

                                   DEFAULTS
                                   --------

         15.01  Events of Default
                -----------------

         The following shall constitute "events of default" to the extent permitted by applicable law:

         A. The failure of either party to make any payment required to be made in accordance with the terms hereof within ten (10) days after written notice that such payment has not been made, or

         B. Unless Section 15.01A is applicable, the breach by either party of any material representation, warranty or covenant contained in this Agreement, or the default by either party in the performance of any covenants, undertakings, obligations or conditions set forth in this Agreement, which breach or default shall not have been cured within thirty (30) days after notice of such breach or default; provided that an "event of default" shall not exist with regard thereto if such breach or default (i) is not attributable to a failure to pay any sums due under this Agreement and (ii) such breach or default is curable (but not within such thirty (30) day period) and the defaulting party commences the cure of said breach or default within said thirty (30) day period and thereafter proceeds diligently and in good faith to complete such cure; or

         C. If a court of competent jurisdiction has entered a final, non-appealable judgment finding Management Company liable for fraud, gross negligence or willful wanton misconduct in its dealings with Owner hereunder; or

         D. If Management Company or Owner shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or make a general assignment for the benefit of its creditors, or file a voluntary petition in bankruptcy or a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation, or file any answer admitting the material allegations of a petition filed against it in any such proceeding, or be adjudicated a bankrupt or insolvent, or take any act on looking toward dissolution; or

         E. If any final order, judgment or decree (that is, an order, judgment or decree affirmed on appeal to a court of last resort or after the expiration of any period to appeal) shall be entered without the application, approval or consent of Management Company or Owner by any court of competent jurisdiction, approving a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation with respect to Management Company or Owner, or appointing a receiver, trustee or liquidator of all or a substantial part of Management Company's or Owner's assets and such order, judgment or decree shall continue unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).

         15.02  Remedies
                --------

         A. If, at any time during the term of this Agreement, an "event of default" (as defined in Section 15.01) shall occur, then the non-defaulting party may, at its option, terminate this Agreement by giving notice to the other party, specifying a date, not earlier than thirty (30) days after the receipt of such notice, for Termination of this Agreement. If the default has not been cured on or before the date specified in the aforesaid notice, this Agreement shall terminate on such date.

         B. The rights set forth in Section 15.02A shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non-defaulting party by reason of applicable law.

                               END OF ARTICLE XV

                                  ARTICLE XVI

                 WAIVER, PARTIAL INVALIDITY AND OTHER MATTERS
                 --------------------------------------------

         16.01  Waiver
                ------

         The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

         16.02  Partial Invalidity
                ------------------

         If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Management Company or Owner or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.

         16.03  Estoppel Certificates
                ---------------------

         Promptly after written request therefor from the other party (and in any event within fifteen (15) days thereafter), each party shall deliver to the other (and to all actual or potential lenders or transferees thereof as requested by the other party) a certificate identifying this Agreement and all amendments hereto, stating that this Agreement as so amended is in full force and effect, stating the date to which all payments hereunder have been made and the amount (if ascertainable) of all future payments required hereunder, identifying any known defaults of the other hereunder, and covering such additional matters as may be reasonably requested.

                              END OF ARTICLE XVI

                                 ARTICLE XVII

                                  ASSIGNMENT
                                  ----------

         17.01  Assignment
                ----------

         A. Neither party shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other; provided, however, that Management Company shall have the right, without such consent, to (1) assign its interest in this Agreement to any Marriott Affiliate (other than one which is a partner of Owner) which (i) either itself or with resources made available by Marriott has comparable experience in managing hotels and adequate capital and resources to conduct its business as Management Company under this Agreement and (ii) agrees in writing to be bound by and comply with the terms of this Agreement (such written agreement to be delivered to Owner), and (2) lease shops or grant concessions at the Hotels so long as the terms of any such leases or concessions do not exceed the term of this Agreement. Nothing contained herein shall prevent (i) the conditional assignment of this Agreement as security for any mortgage on the Hotels pursuant to Section 17.02; (ii) the transfer of this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of Marriott; or (iii) an assignment of this Agreement in connection with a permitted sale of one or more of the Hotels pursuant to Section 18.01.

         B. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Owner or Management Company of its interest in this Agreement shall not relieve Owner or Management Company, as the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, their respective successors, heirs, legal representatives, or assigns.

         17.02  Mortgages and Collateral Assignments
                ------------------------------------

         Owner may from time to time (i) grant mortgages, deeds of trust or similar security instruments encumbering the Hotels, and (ii) collaterally assign its interest under this Agreement as additional security, provided that all such mortgages, deeds of trust, other security instruments and collateral assignments: (a) are granted or entered into in connection with indebtedness that is described in Section 3.01A2 hereof, and (b) each contain a non-disturbance provision in the form described in Section 3.01A2 hereof Provided that all of the provisions of Section 3.01A2 are complied with, Management Company agrees that (in connection with Owner obtaining such secured loans) it will: (v) comply with any reasonable reporting requirements of the lender; (w) provide the lender with notice of any default by Owner hereunder and thereafter permit the lender to effect a cure thereof within a reasonable period; (x) deliver to the lender, upon Owner's written request therefor, a statement that this Agreement is in full force and effect and that there are no outstanding defaults hereunder, or, if there are outstanding defaults, describing what they are; (y) subordinate Management Company's interest in this Agreement to the rights of the lender upon foreclosure of any such mortgage, deed of trust, security agreement or like instrument, or upon the granting of a deed in lieu of foreclosure (provided that such lender simultaneously agrees to a non-disturbance provision in the form described in Section 3.01A2 hereof); and (z) attorn to and recognize such lender or its assignee as being the "Owner" under this Agreement upon a conveyance of title to a Hotel to such lender or its assignee, whether such conveyance is the result of a foreclosure of said mortgage, deed of trust, security agreement or like instrument, or is the result of a deed in lieu of foreclosure.

                              END OF ARTICLE XVII

                                 ARTICLE XVIII

                            SALE OF HOTEL OR HOTELS
                            -----------------------

         18.01  Right of First Negotiation or First Refusal.
                -------------------------------------------

         A. If Owner and Management Company are not affiliates and if Owner desires to sell or lease one or more of the Hotels, thirty (30) days prior to any solicitation of a third party or placing of a listing agreement, Owner shall give Management Company written notice of its intent to sell or lease one or more of the Hotels along with the general terms and conditions it will seek with the sale or lease. Within thirty (30) days after receipt of such notice, Management Company, Marriott or a Marriott Affiliate shall have the right to negotiate a binding agreement for the purchase or lease of such Hotel(s) before Owner places the listing agreement or solicits a third party for the sale or lease of such Hotel(s). If Owner and Management Company in good faith cannot reach such an agreement within such thirty (30) day period, Owner may solicit bids by any fair and equitable process and Management Company and Marriott Affiliates will be treated on equal terms with any other prospective purchaser or lessee, provided that: (i) if Management Company has made a cash offer to Owner to buy or lease such Hotel(s) which Owner has rejected and, within the nine (9) months following the expiration of said thirty (30) day negotiating period, Owner is willing to accept a third-party offer at a price equal to or lower than that offered by Management Company (with any financing extended by Owner to such third party being substantially on market terms and conditions), then Owner must make that same offer available to Management Company; and (ii) if Owner and a third party have not both executed a purchase and sale agreement (or lease agreement) for such Hotel(s) within nine (9) months after the expiration of said thirty (30) day negotiation period, Owner must again offer Management Company the above-described thirty (30) day negotiating period, and comply with the other provisions of this Section 18.01 A, before it can enter into subsequent negotiations with third parties regarding the sale or lease of such Hotel(s). If

Management Company or a Marriott Affiliate does not purchase or lease such Hotel(s) pursuant to this Section 18.01A, then the provisions of Section 18.01C shall apply.

         B. If Owner receives an unsolicited bona fide written offer to purchase or lease any one or more of the Hotels and desires to accept such offer, Owner shall promptly give written notice thereof to Management Company stating the name of the prospective purchaser or tenant, as the case may be, the price or rental and the terms and conditions of such proposed sale or lease, together with all other information reasonably requested by Management Company and reasonably available to Owner. Within thirty (30) days after the date of receipt of Owner's written notice, Management Company shall have the right to elect, by written notice to Owner, to purchase or lease such Hotel or Hotels at the same price or rental and upon the same terms and conditions as those set forth in the written notice from Owner to Management Company or upon other terms acceptable to Owner, in which event Owner and Management Company shall promptly enter into a purchase agreement for such sale or lease and shall consummate the same within one hundred fifty (150) days. If Management Company fails to exercise such right during such thirty (30) day period, such failure shall be deemed conclusively to be a decision not to purchase or lease such Hotel(s) and the provisions of
Section 18.01C shall apply. Any proposed sale or lease of which notice has been given by Owner to Management Company hereunder must be consummated on substantially the same terms within one hundred eighty (180) days following the giving of such notice, unless Management Company has exercised its option under this subsection 18.01B to purchase or lease the Hotels. Failing such consummation, such notice, and any response thereto given by Management Company, shall be null and void and all of the provisions of this Section 18.01B must again be complied with before Owner shall have the right to consummate a sale or lease of the Hotel upon the terms contained in said notice, or otherwise.

         C. If Management Company or a Marriott Affiliate does not purchase or lease such Hotel(s) pursuant to the provisions of Sections 18.01A or 18.01B above and the

Hotel or Hotels are sold or leased, then Management Company shall enter into a new Management Agreement, with respect to such Hotel or Hotels, with such purchaser or tenant, which new Management Agreement will be on all of the terms and conditions of this Agreement except that in preparing such new Management Agreement appropriate adjustments shall be made to all terms and provisions of this Agreement which have been agreed to and/or computed on the assumption that this Agreement will apply to all six (6) Hotels (and reciprocal adjustments shall likewise be made to this Agreement itself, which will be applicable to the Hotels not being sold under this Section 18.01, as set forth in Section 18.02 hereof); provided, however, that if Management Company in good faith reasonably believes (and so states in writing to Owner) that any one or more of the following is true: (i) that the proposed purchaser is a competitor in the lodging business, of Management Company, Marriott or any Marriott Affiliate (unless the proposed purchaser is solely a passive owner of competitive properties in the lodging business); (ii) the proposed purchaser is known in the community as being of bad moral character; or (iii) that the financial condition and prospects of the proposed purchaser are not adequate to discharge the obligations of Owner under this Agreement, Management Company shall have the right to terminate this Agreement, by written notice to Owner, with respect to such Hotel or Hotels, and Management Company shall not be required to enter into such new management agreement with respect thereto. Such written notice of termination must be given to Owner within thirty (30) days after Management Company receives a written notice from Owner as to the identity of the prospective purchaser or tenant. The effective date of such Termination shall coincide with the date of the consummation of the proposed sale or lease. Such Termination shall not be effective if such sale or lease is not consummated.

         D. Any sale, assignment, transfer, or other disposition, for value or otherwise, voluntary or involuntary, of the controlling interest in Owner (i.e., the possession directly or indirectly of the power to direct or cause the direction of the management and policies of Owner, whether through the ownership of voting securities, or by contract or otherwise) in a single transaction or series of related transactions (and, if Owner is a limited partnership, which is combined with a transfer of the general partnership interest(s) in connection therewith) shall be deemed a sale or lease of the Hotels under Section 18.01 and shall be subject to the provisions thereof.

         E. If Owner intends to sell, lease or refinance any one or more of the Hotels, Management Company agrees to cooperate in providing information to facilitate such sale or refinancing.

         18.02  Effect of Sale or Refinancing of a Hotel
                ----------------------------------------

         Upon the consummation of the Sale of a Hotel or a refinancing of the Permanent Loan (or any Replacement Debt with respect thereto) as to fewer than all of the Hotels then subject to this Agreement, subject to the provisions of
Section 18.01, then:

         A. This Agreement shall terminate with respect to such Hotel(s), but not with respect to the remaining Hotels; as to each such Hotel, the actions described in Section 4.03 shall be taken (except that, if Management Company is entering into a new management agreement with the purchaser or tenant, as the case may be, of such Hotel, then the action described in subsection G of Section
4.03 shall not be necessary);

         B. Any sale or lease of all of the Hotels shall be conditioned on the purchaser or tenant assuming the obligations of Owner under this Agreement with respect to the Hotels being sold or leased, subject to the rights of Management Company under the provisions of Section 18.01C by appropriate instrument in form reasonably satisfactory to Management Company; and any sale or lease of, or any refinancing of the Permanent Loan (or any Replacement Debt with respect thereto) as to fewer than all of the Hotels then subject to this Agreement shall be conditioned on the purchaser or tenant (or Owner in the case of any such refinancing) entering into a new Management Agreement with respect to such Hotel or Hotels in the form described in Section 18.01C. Upon such sale or lease, an executed copy of such Assumption Agreement or new Management Agreement shall be delivered to Management Company, and Owner hereunder shall be released from all further obligations hereunder with respect to the Hotels being sold or leased;

         C. The FF&E Reserve maintained pursuant to Section 7.02 hereof for the Hotel being so sold, leased or refinanced shall be transferred to the purchaser of such Hotel;

         D. Owner's 10% Priority Return (including Owner's Contributed Capital), Owner's 15% Priority and Capital Return (including both Owner's Net Contributed Capital and the 15% return component), the amount set forth in
Section 4.02A(i) and the $12,000,000 amount (as such amount may have been reduced by prior applications of Cash Available for Incentive Management Fee and/or Capital Receipts) described in the definition of Contingent Incentive Management Fee and Section 5.03G shall be reduced in this Agreement by an amount equal to the percentage calculated by dividing the amount of the Operating Profit for the prior twenty-six (26) Accounting Periods for the Hotel or Hotels being so sold, leased or refinanced by the total Operating Profit for the prior twenty-six (26) Accounting Periods for all of the Hotels, and the amount of such reduction shall be reflected in the new Management Agreement. The $6,000,000 amount (as the same may have been reduced by prior applications of Capital Receipts) described in Section 5.04(4) shall not be affected in this Agreement, but the limitation to be set forth in Section 5.04(4) of the new Management Agreement shall be equal to $6,000,000 multiplied by a fraction, the numerator of which is the Operating Profit for the prior twenty-six (26) Accounting Periods for the Hotel or Hotels being so sold, leased or refinanced, and the denominator is the total Operating Profit for the prior twenty-six (26) Accounting Periods for all of the Hotels.

         E. To the extent Contingent Incentive Management Fees are not eliminated by the sale of one or more Hotels or by previous or current refinancings, a portion of the remaining Contingent Incentive Management Fee will be allocated to the Hotel being so sold, leased or refinanced. The portion of the Contingent Incentive Management Fee allocated to the Hotel being sold shall be calculated by multiplying (a) the remaining unpaid Contingent Incentive Management Fees by (b) the percentage the Operating Profit generated by the Hotel being so sold, leased or refinanced for the prior twenty-six (26) Accounting Periods represents to the total Operating Profit for all the Hotels for such prior twenty-six (26) Accounting Periods. The purchaser or lessee of such Hotel(s) shall assume the obligation to pay the Contingent Incentive Management Fee allocated to such Hotel(s) pursuant to the terms of the Management Agreement;

         F. Appropriate adjustments shall be made to those other terms and provisions of this Agreement (e.g., Working Capital, insurance) which have been agreed on, computed or established on the assumption that this Agreement will apply to all six (6) of the Hotels. Such adjustments shall be calculated by multiplying (a) the total amount of such other term or provision by (b) the percentage the Operating Profit generated by the Hotel being so sold, leased or refinanced for the prior twenty-six (26) Accounting Periods represents to the total Operating Profit for all the Hotels for the prior twenty-six (26) Accounting Periods;

         G. Unless Management Company has elected not to enter into a new management agreement with the purchaser or tenant, as the case may be, of such Hotel, for one or more of the reasons set forth in subsections (i), (ii) and
(iii) of Section 18.01C hereof, Management Company and such purchaser or tenant shall execute the new management agreement described in Section 18.01C.

         H. In the case of any adjustments pursuant to this Section 18.02 which are based on the prior twenty-six (26) Accounting Periods, such adjustments shall be made based on the actual number of full Accounting Periods the Hotels have been subject to this Agreement if the Hotels have been subject to this Agreement for less than twenty-six full Accounting Periods.


                              END OF ARTICLE XVIII

                                   ARTICLE XIX

                                  MISCELLANEOUS
                                  -------------

         19.01  Right to Make Agreement
                -----------------------

         Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

         19.02  Consents
                --------

         Wherever in this Agreement the consent or approval of Owner or Management Company is required, such consent or approval shall not be unreasonably withheld, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Owner or Management Company fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given (except as otherwise provided in this Agreement).

         19.03  Agency
                ------

         The relationship of Owner and Management Company shall be that of principal and agent, and nothing contained in this Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Management Company's agency established by this Agreement is coupled with an interest and may not be terminated by Owner until the expiration of the term of this Agreement, except as provided in Section 4.02, Articles XIV or XV. Notwithstanding the agency relationship created by this Agreement, nothing contained herein shall prohibit, limit, or restrict (except as specifically set forth in Sections 2.04 hereof), Management Company or any of its affiliates and subsidiaries from developing, owning, operating, leasing, managing or franchising competing hotels or restaurants or food services facilities in the market area where any one or more of the Hotels are located.

         19.04  Applicable Law
                --------------

         This Agreement shall be construed under and shall be governed by the laws of the State of Maryland.

         19.05  Recordation
                -----------

         The terms and provisions of this Agreement shall run with the land designated as the Sites, and with Owner's interest therein, and shall be binding upon all successors to such interest. At the request of either party, the parties shall execute sufficient copies of an appropriate memorandum of this Agreement in recordable form and cause the same to be recorded in the jurisdiction where the Hotels are located.

         19.06  Headings
                --------

         Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

         19.07  Notices
                -------

         Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail, postage prepaid, return receipt requested:

                  To Owner:
                  ---------

                  Marriott Diversified American Hotels, L.P.
                  c/o Marriott MDAH One Corporation
                  10400 Fernwood Road
                  Bethesda, Maryland 20058
                  Attn:  Assistant General Counsel (Corporate Finance)

                  To Management Company:
                  ----------------------

                  Marriott International, Inc.
                  10400 Fernwood Road
                  Bethesda, Maryland 20058
                  Attn:  Associate General Counsel (Hotel Operation)


or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed shall be deemed to have been served as of five (5) days after said posting for purposes of establishing that the sending party complied with the applicable time limitations as set forth herein, but shall not be binding on one addressee until actually received.

         19.08    Limited Liability
                  -----------------

         Management company agrees that no general or limited partner of Owner shall have any personal liability hereunder in excess of such partner's contribution obligations to the capital of Owner.

         19.09    Entire Agreement
                  ----------------

         This Agreement, together with other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

         19.10    Binding Effect.
                  ---------------

         This Agreement shall bind and inure to the benefit of all the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

         19.11    Compliance with Loan Documents.
                  -------------------------------

         Management Company shall take such actions and refrain from taking such actions in operating and managing the Hotels under the provisions of this Management Agreement, as shall be necessary for Owner to comply with its obligations under the Loan Agreement and other loan documents executed by Owner in connection with the Permanent Loan to the extent such loan documents have been furnished to Management Company. Notwithstanding the above, Management Company shall have no obligation to make any monetary payments under such loan documents.

         19.12    Effective Date.
                  ---------------

         The amendment and restatement of the Existing Management Agreement pursuant to the terms hereof shall be deemed effective as of the Effective Date (as defined in the Loan Agreement).

                              END OF ARTICLE XIX

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                      OWNER
                                      -----

                                      MARRIOTT DIVERSIFIED AMERICAN
                                      HOTELS, L.P.
                                      a Delaware limited partnership ("Owner")

                                      By:  MARRIOTT MDAH ONE CORPORATION, a
                                      Delaware Corporation, General Partner


                                      By: /s/ Jeffrey P. Mayer
                                         ---------------------------------------
                                              Vice President

                                      MARRIOTT INTERNATIONAL,
                                       INC., a Delaware Corporation
                                       ("Management Company")


                                      By: /s/ Raymond G. Murphy
                                         ---------------------------------------
                                              Vice President


                                      MARRIOTT CORPORATION
                                      (for purposes of Sections 2.01, 2.04,
                                      9.01 and 9.02 only)


                                      By: /s/ Matthew J. Hart
                                         ---------------------------------------
                                              Sr. Vice President


OWNER HAS ASSIGNED ALL OF ITS RIGHTS UNDER THIS AGREEMENT PURSUANT TO, AND THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE SUBJECT TO AND HAVE BEEN MODIFIED BY, THAT CERTAIN AMENDED AND RESTATED ASSIGNMENT OF MANAGEMENT AGREEMENT DATED AS OF JUNE 30, 1993 (AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "ASSIGNMENT") BY AND AMONG THE PARTIES HERETO AND NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION.

                                  EXHIBIT A
                                  ---------

                                  The Hotels

Fullerton Marriott Hotel
2701 East Nutwood Avenue
Fullerton, CA 92631

Livonia Marriott Hotel
17100 North Laurel Park Drive
Livonia, MI 48152

Southfield Marriott Hotel
27033 Northwestern Highway
Southfield, MI 48034

Marriott at Research Triangle Park
4700 Guardian Drive
Morrisville, NC 27560

Dayton Marriott
1414 S. Patterson Boulevard
Dayton, OH 45409

Fairview Park Marriott
3111 Fairview Park Drive
Falls Church, VA 22042


                                    - 72 -